Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Shareholder-Director of QVC, Inc.:

We consent to the use of our report included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 21, 2012